Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(823,210)
Unrealized Gain (Loss) on Market Value of Futures	(810,350)
Dividend Income	6,241
Interest Income	287
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,626,032)

Expenses
Investment Advisory Fee	$76,573
Tax Reporting Fees	7,650
Audit fees	3,150
NYMEX License Fee	3,011
Non-interested Directors' Fees and Expenses	732
SEC & FINRA Registration Expense	600
Brokerage Commissions	(3,887)
Total Expenses	$87,829
Net Gain (Loss)	$(1,713,861)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$152,411,050
Additions (100,000 Units)	3,849,338
Net Gain (Loss)	(1,713,861)

Net Asset Value End of Period	$154,546,527
Net Asset Value Per Unit (4,200,000 Units)	$36.80

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502